Exhibit 99.2

Second Quarter 2013 Investor Presentation August 6, 2013

Safe Harbor Statement We make forward-looking statements in this presentation that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for Agency RMBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between Agency RMBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of Agency RMBS and our potential target assets; changes in prepayment rates on Agency RMBS and non-Agency RMBS; effects of hedging instruments on Agency RMBS and our potential target assets; rates of default or decreased recovery rates on Agency RMBS and our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1

Key Highlights Second Quarter Incurred a GAAP net loss of $27.7 million, or $1.14 per share Generated core earnings of $22.8 million, or $0.94 per share Regular dividend of $0.90 per share Mortgage spreads widened and pay-ups declined Incurred a negative economic return on book value of 5.8% Since IPO Generated GAAP net income of $1.1 million Generated core earnings of $82.1 million, or $4.19 per share Generated an annualized economic return on book value of approximately 8.0%, comprised of: $4.20 per share in dividends $2.61 per share decrease in book value 2 Core earnings is a non-GAAP measure defined as net income excluding: (i) net realized gain (loss) on investments and derivative contracts; (ii) net unrealized gain (loss) on investments; (iii) loss resulting from mark-to-market adjustments on derivative contracts; (iv) other loss on RMBS; (v) non-cash stock-based compensation expense; and (vi) one-time events pursuant to changes in GAAP and certain other non-cash charges. Economic return is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. Dividend return includes all dividends declared during the period from May 15, 2012, the date of WMC’s commencement of initial operations, through June 30, 2013. (1) (2) (1) (2) (1) (2)

Second Quarter Financial Results GAAP Net Loss of $27.7 million, or ($1.14) per share Core Net Income of $22.8 million, or $0.94 per share Net Interest Income of $35.7 million, including interest from IO securities, linked transactions and taking into account the full cost of hedging Net interest spread of 2.18%, including IO securities and fully hedged cost of financing 3.14% adjusted gross yield 0.96% fully hedged cost of funds Operating expenses of $3.4 million representing annualized cost of 2.8% on book value $17.39 net book value per share as of June 20, 2013 CPR of 4.4% for the quarter $4.2 billion investment portfolio as of June 30, 2013 $4.0 billion in total borrowings as of June 30, 2013 3 Non-GAAP measures, which include Agency RMBS, non-Agency RMBS (including linked transactions), and interest income on Agency IOs classified as derivatives. Adjusted for the $0.90 dividend declared on June 20, 2013 Second quarter weighted average Constant Prepayment Rate for the company’s Agency RMBS portfolio on an annualized basis. (1) (3) (1) (1) (1) (2)  (1) (2) (3)

First Half 2013: Difficult Period for Mortgage Assets 4 Mortgage Spreads go from 12-month tights to 12-month highs. while Spec Pool Pay-ups go from 12-month highs to 12-month lows

First Half 2013: Interest Rate Volatility Has Increased 1 yr. x 10 yr. Swap Volatility Most of the recent increase in interest rate volatility occurred in the month of June 5 Source: Bloomberg

Leading Economic Return Amongst Peers May 10, 2012 to June 30, 2013 (not annualized) 6 Since its IPO and through the second quarter of 2013, WMC generated an economic return on book value in excess of the peer group average by 960 basis points. Book value change and dividend return are adjusted for WMC’s second quarter dividend of $0.90 that was declared on June 20, 2013. Dividend return includes all dividends declared during the period from May 15, 2012, the date of WMC’s commencement of initial operations, through June 30, 2013. Peer group dividend return includes all dividends declared during the period and adjusting for 50% of the dividends declared during the period ending June 30, 2012. Economic return is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. Calculations for the period are not annualized. Peer Group consists of AGNC, ANH, ARR, CMO, CYS & HTS (1) (2) (3)

Market Update QE3 continues to influence the Agency RMBS market Market concerned about Fed tapering RMBS purchases Fed has indicated that it will remain accommodative for as long as needed Global interest rates still low as Europe remains weak and Japan implements its own QE program Industry-wide refinancing expected to decline 2013 YTD spread widening in the Agency market More favorable outlook for the U.S. economy Higher ten-year Treasury rates Increased interest rate volatility Market focus shifting to extension risk 7

8 Portfolio Composition as of June 30, 2013 Lower loan balance pools generally consist of loans below $150,000. Newly issued pools consist of loans that have been newly originated. Agency RMBS Coupon Principal Balance Amortized Cost Estimated Fair Value 30 - year fixed rate 3.0% $23.6 $24.7 $23.1 3.5% $1,861.9 $2,005.7 $1,887.1 4.0% $854.7 $945.1 $896.6 5.5% $96.0 $108. 7 $106.8 6.0% $10.1 $11.4 $11.1 20 - year fixed rate 3.0% $629.1 $661.4 $637.0 3.5% $103.5 $110.4 $107.0 4.0% $39.6 $43.9 $41.9 Total Agency RMBS $3,618.5 $3,911.3 $3,710.6 Non - Agency RMBS (inc. Linked Transactions) 1.0% $280.8 $178.8 $178.5 Agency IOs and IIO s 4.3% N/A $199.1 $203.0 Agency IOs and IIOs accounted for as derivatives 5.0% N/A N/A $99.6 Total Agency IOs and IIOs $199.1 $302.6 Total Portfolio $4,289.2 $4,191.7

9.4x leverage calculation does not reflect net To-Be Announced (“TBA”) mortgage pass-through certificates position. As of June 30, 2013, the net short position in TBAs was $500 million in notional value. Adjusted leverage is a Non-GAAP measure. Non-GAAP measures which include Agency RMBS, non-Agency RMBS (including linked transactions), and interest income on Agency IOs classified as derivatives, and for the quarter ended June 30, 2013. Includes net interest component related to interest rate swaps and reflects interest expense adjusted to include realized loss (the interest expense component) for all interest rate swaps. Estimated impact of liability hedges on the duration of net assets. Leverage Ratio: 9.4x Leverage Ratio adjusted for TBA position of 8.2x Net Duration: 0.7 years – negative partial duration at long end of curve Weighted Average Loan Age (“WALA”) of 14.4 months Percentage of funding covered by swaps and swaptions: 89% Percentage of swaps that are forward starting: 24% Portfolio Gross Yield : 3.14% Hedge Adjusted Cost of Financing : 0.96% Net Interest Spread : 2.18% CPR of 4.4% for Q2 versus Agency REIT Peer Group average of 17.1% Duration Contribution by Maturity Date Key Portfolio Metrics as of June 30, 2013 (3) (2) (2) 9 (1) (4) Total 6-Months 2-Year 5-Year 10-Year 20-Year 30-Year Agency RMBS 6.06 0.07 0.70 1.66 2.31 1.23 0.08 Non-Agency RMBS 0.38 0.00 0.01 0.07 0.17 0.12 0.02 Swaps/Swaptions -5.35 -0.01 -0.19 -0.93 -2.93 -1.30 -0.02 Total (ex non-Agency RMBS) 0.70 0.06 0.51 0.73 -0.62 -0.07 0.06 (1) (2) (3) (4)

Financing Summary Repurchase Agreements ($ in millions – as of June 30, 2013) Original Maturity Repo Outstanding % Repo Outstanding $ Interest Rate Remaining Days to Maturity < 30 Days 7% $279 0.72% 10 >30 Days to < 60 Days 48% $1,894 0.42% 17 > 90 Days 45% $1,792 0.42% 48 Total/Wtd Avg 100% $3,965 0.44% 31 10 Master repurchase agreements with 17 counterparties Internal credit review Capacity in excess of our needs

Hedging Summary 11 Interest Rate Swaps $2.3 billion notional pay fixed swap book as of June 30, 2013 Includes $550 million of forward starting swaps, starting in 6.5 months Other Instruments with Hedging Attributes (1) $1.2 billion notional amount of interest rate swaptions $303 million of IO’s and inverse IO’s $179 million of non-Agency RMBS Interest Rate Swaptions ($ in millions – as of June 30, 2013) Expiration Notional Amount Strike Rate Swap Term (Years) 1 Year to 3 Years $166.5 3.18% 7.0 < 1 Year $825.0 2.97% 10.0 < 1 Year $222.5 3.13% 20.0 Total / Wtd Avg $1,214.0 3.03% 11.4 (1) While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. Interest Rate Swaps ($ in millions – as of June 30, 2013) Maturity Notional Amount Avg. Fixed Pay Rate Avg. Fixed Receive Rate Average Maturity (Years) 1 Year to 3 Years $556.1 0.41% 0.25% 1.7 3 Years to 5 Years $411.1 0.93% 0.32% 4.5 5 Years to 10 Years $926.4 1.71% 0.23% 8.2 >10 Years $407.2 2.58% 0.10% 14.6 Total Portfolio $2,301.1 1.41% 0.23% 7.1

Portfolio Dynamics Maintained exposure to 20 year pools due to lower spread duration Shifted towards higher coupon 30 year pools Maintained exposure to select Non-Agency securities that we believe are correlated to housing recovery and home price appreciation Increased exposure to swaptions to help reduce spread and effective interest rate duration on net assets Continue to target pools with characteristics that lead to lower than expected CPRs Lower loan balance loans High loan-to-value MHA/HARP origination loans Newly issued (low WALA) loans High SATO (Spread at Origination) loans 12

2013 Outlook YTD Agency spreads are at attractive levels and expected to remain range-bound Incremental net spreads in the 2.20% - 2.40% range Primary risks are spread widening and higher long term interest rates Prepayments, while expected to decline, remain a risk We seek to hedge against these risks, at least in part, by: Focusing on securities with lower spread duration Maintaining our exposure to non-Agency securities Owning swaps that help decrease the effective spread duration on net assets Targeting leverage to be in the 7.5x to 9.0x range Security selection and active management will be important drivers of performance Our goal is to generate an optimal risk-adjusted net economic return over an entire interest rate cycle Strong core earnings and an attractive dividend Maintain or increase book value per share 13

Investment Highlights Western Asset is one of the largest fixed income managers with extensive experience in managing RMBS since 1974 Differentiated investment approach to managing prepayment and interest rate risk We believe current net interest spreads and CPR position the Company well to seek its objective of superior risk-adjusted returns Industry leading finance and administrative infrastructure Key strategic relationships provides superior market access 14

Contact Information 15 Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 478-2700 x29 lclark@finprofiles.com